UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Wilshire Boulevard, Suite 220, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

On March 21, 2006, Nara Bank (the “Bank”), a subsidiary of Nara Bancorp, Inc., executed a Commercial Office Lease Agreement (the “New Lease”) dated as of March 13, 2006 with Colonnade Wilshire Corp. (the “Landlord”). The New Lease replaces the original Lease dated as of July 7, 1998 (the “Original Lease”) by and between the Bank and the Landlord for the Bank’s corporate headquarters facilities in Los Angeles, California. The New Lease premises, of approximately 43,993 square feet, is located at 3731 Wilshire Boulevard, Los Angeles, California 90010 (the “New Premises”), which is in an adjoining wing of the Wilshire Colonnade complex where the corporate headquarters is currently located.

The Rent Commencement Date under the New Lease will be the earlier of (i) the date the Bank commences business in the New Premises, or (ii) one hundred sixty-four (164) days after Landlord delivers the New Premises to Tenant for construction of the Tenant Improvements (the “Rent Commencement Date”). The New Lease will expire on the last day of the month in which the tenth (10th) anniversary of the Rent Commencement Date occurs. In addition, the Bank will have options to extend the term for two consecutive periods of five years each.

The base rent for the New Premises is as follows, subject to the terms of the New Lease:

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1	$791,874.00	$65,989.50	$1.50
2 through 3	$807,711.48	$67,309.29	$1.53	(rounded)
4 through 5	$840,343.02	$70,028.59	$1.59	(rounded)
6 through 7	$874,292.88	$72,857.74	$1.66	(rounded)
8 through 9	$909,614.31	$75,801.19	$1.72	(rounded)
10	$946,362.73	$78,863.56	$1.79	(rounded)

Under the New Lease, the Bank will pay an aggregate base rent over the term of the New Lease of $8,602,159.90. Rent is payable in equal monthly installments.

There is no material relationship between the Bank or any of its affiliates and the Landlord or any of its affiliates, other than the contractual relationship under the Original Lease.

The description of the New Lease is qualified in its entirety by reference to the New Lease filed as Exhibit 10.1 to this Form 8-K. See also Item 1.02 below.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the New Lease, the Bank and the Landlord also executed on March 21, 2006, the Lease Termination Agreement, dated as of March 13, 2006, which is contingent on the

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effectiveness of the New Lease. The Original Lease was scheduled to expire on or about October 31, 2008, and covered approximately 20,293 rentable square feet of the current headquarters which is located at 3701 Wilshire Boulevard, Los Angeles, California 90010 (the “Original Premises”). 3731 Wilshire Boulevard and 3701 Wilshire Boulevard are separate wings of the same Wilshire Colonnade building complex. The Original Lease will terminate on the date that Tenant surrenders possession of the Original Premises to the Landlord, which is anticipated to occur in August or September 2006.

The Bank decided to terminate its existing lease and negotiate a new lease with the same Landlord to move into a much larger space within the same office complex in order to accommodate its expanding head office operations and to also consolidate and centralize some of its remotely located operations.

The description of the Original Lease is qualified in its entirety by reference to the Original Lease previously filed as Exhibit 10.8 to Nara Bancorp, Inc.’s Form 10-K filed with the Securities Exchange Commission on April 2, 2001, which were subsequently amended in 2002, 2003, and 2004. See also, Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

10.1	Lease Agreement dated as of March 13, 2006, between Nara Bank and Colonnade Wilshire Corp.

10.2	Lease Termination Agreement dated as of March 13, 2006, between Nara Bank and Colonnade Wilshire Corp

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: March 24, 2006	/s/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and Chief Financial Officer

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